Exhibit 99.1

           DRESSER-RAND ANNOUNCES REVISED LEADERSHIP RESPONSIBILITIES

    HOUSTON, Jan. 5 /PRNewswire-FirstCall/ -- Dresser-Rand Group Inc. ("Dresser-Rand") (NYSE: DRC), announced today that the Company will make changes in responsibilities for three members of its senior management team.

    "We believe that the actions we are announcing today are important to continue to develop our successful leadership team, as rotational assignments are a fundamental part of our development efforts, said Dresser-Rand's President and Chief Executive Officer, Vincent R. Volpe, Jr. These changes will occur during the first quarter of this year to allow for orderly transition in each area."

    Jean-Francois Chevrier, currently Vice President and General Manager, European Operations, will become Vice President and General Manager, North American Operations. Mr. Chevrier will have responsibility for the Burlington Iowa, Olean, Wellsville, and Painted Post, New York operations, including engineering and drafting centers. Additionally, he will have responsibility for the global Research and Development Engineering organization. His sixteen years experience with Dresser-Rand includes operations and engineering positions for Turbo Products, including Director of Special Projects in Olean, New York. Prior to joining Dresser-Rand, he worked in operations management for a subsidiary of Peugeot in its military and aerospace equipment businesses. Mr. Chevrier has a BSME from Tarbes University in France. He and his wife Marie-Christine will relocate to Olean, New York.

    Walter J. Nye, currently Executive Vice President, Product Services Worldwide, will assume responsibility for the European Served Area as the Vice President and General Manager. Mr. Nye, who brings over 31 years of experience in Dresser-Rand, will have responsibility for the German, Norwegian, and French operations. Additionally, he will assume responsibility for Field Operations, New Unit Sales, and Product Services Sales organizations in Europe. His prior experience with Dresser-Rand includes positions as Controller, Turbo Products Division, President of the Services Division and a variety of management positions in accounting and operations. Mr. Nye has a BA from St. Bonaventure University. He and his wife Michele will relocate to Le Havre, France.

    Christopher Rossi, currently Vice President and General Manager, North American Operations, will become Executive Vice President, Product Services Worldwide, assuming responsibility for all aftermarket parts and services sales. Mr. Rossi will also have responsibility for the Controls Strategic Business Unit, and Dresser-Rand's merger and acquisition initiatives Over the past 20 years with Dresser-Rand, Mr. Rossi has held various leadership positions within Dresser-Rand, including General Manager, Painted Post Operations, Vice President, Supply Chain Management Worldwide and several operations and engineering positions within the Reciprocating Compressor Division. Mr. Rossi has an MBA in Corporate Finance from the University of Rochester, and a BSME from Virginia Tech. He and his wife Georgia and their two children will relocate to Houston, Texas.

    Dresser-Rand is among the largest suppliers of rotating equipment solutions to companies that operate in the worldwide oil, gas, petrochemical, and process industries. Dresser-Rand operates manufacturing facilities in the United States, France, Germany, Norway, India and Brazil, and maintains a network of 26 service and support centers worldwide.

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    This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements concerning The Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, executive compensation and other information that is not historical information. The words "anticipates," "believes," "expects", "intends," and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following: material weaknesses in its internal controls; economic or industry downturns; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from, any future acquisitions; economic, political, currency and other risks associated with international sales and operations; loss of senior management; the Company's brand name may be confused with others; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; ability to operate as a stand-alone company; unexpected product claims and regulations; and infringement on its intellectual property or infringement on others' intellectual property. These and other risks are discussed in greater detail in the Company's filings with the Securities and Exchange Commission at http://www.sec.gov. Actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. For information about Dresser-Rand, go to its website at http://www.dresser-rand.com.

SOURCE  Dresser-Rand Group Inc.
    -0-                             01/05/2007
    /CONTACT: Blaise Derrico, Director Investor Relations, +1-713-973-5497/ /Web site: http://www.dresser-rand.com/